Exhibit 10.20

P.V. NANO CELL LTD. – 2010 SHARE OPTION PLAN

NOTICE OF SHARE OPTION AWARD

To:

Name of the Grantee
Address of the Grantee
I.D. Number of the Grantee

P.V. Nano Cell Ltd. (the "Company") is pleased to inform you that options were granted in your favor to a trustee, each option granted provides you with the right to purchase one ordinary share of the Company par value NIS 0.01 (the "Options"), all in accordance and subject to the terms that are incorporated in the following documents: this notice, the Option Agreement which has been executed or shall be executed between you and the Company (the "Option Agreement"), the 2010 Share Option Plan of the Company (the: "Plan") and the Trustee Agreement – if the Options are granted under the trustee scheme route (the "Trustee Agreement"). Unless otherwise defined in this notice, the definitions included in this Notice shall have the same meaning as ascribed to them in the Plan.

Date of Grant
The Exercise Price of each Option into one share (in US Dollars)	US $ ____ per each share
The Total Number of Options Granted	______ Options
The aggregate Exercise Price for the entire shares	US $ ____
The designation of the Options	☒ Options granted under the Trustee Scheme Route: ☒ Capitals Gain Tax ☐ Labor Income Tax ☐ Options granted without a trustee
The expiry date of the Options (subject to early termination of the Options in accordance with the provisions of the Plan and the Option Agreement)	7 Years following the Date of Grant

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The Terms and Vesting Schedule of the Options

Subject to the continued engagement of the Grantee as an employee of the Company, and subject to the restrictions and provisions as are set forth in this Notice, the Option Agreement, the Plan and the Trustee Agreement, the Options as set forth herein shall become vested in accordance with the following vesting schedule, provided that at each such vesting period the Grantee shall continue to be an employee of the Company:

______ Options shall be come vested on: ____________.

______ Options shall be come vested on: ____________.

The Company and the Grantee confirm that the Options which have been granted in accordance with this Notice are subject to the provisions of the Plan, the Option Agreement, this Notice and the Trustee Agreement (if applicable), all of which are attached as schedules to this Notice and which constitute and inseparable part hereof. The Grantee represents that the Grantee had received a copy of each of the above documents.

In the event that the Grantee is an employee of the Company – the Grantee agrees to be subject to the relevant provisions of the Plan with respect to grants issued in the trustee scheme under the capital gains tax route, and the Grantee further represents that the Grantee is fully aware as to the provisions of Section 102 to the Income Tax Ordinance – 1961 and as to the implications of choosing such tax scheme with respect thereto.

The Grantee	P.V. Nano Cell Ltd.
The Company

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OPTION AGREEMENT

(Israeli Employee under the Trustee Scheme – Capital Gains Route)

Between:	P.V. Nano Cell Ltd. (the "Company")

And Between:_____________, I.D. Number _____________, Address: __________, __________, Israel (the "Grantee")

Whereas	the Grantee is an employee of the Company (as such term is defined in the Law); and

Whereas	in accordance and subject to the provisions of the Notice Of Share Option Award which is attached hereto this Agreement (the "Grant Notice"), and in accordance and subject to the provisions of the 2010 Share Option Plan of the Company (the "Plan"), the provisions of this Agreement and the provisions of the Trustee Agreement executed with the trustee (the "Trustee Agreement"), the Company has agreed to grant to the Grantee the Options, each of which grants the right to purchase one Ordinary Share of the Company par value NIS 0.01 in the Company (the "Options"); and

Whereas	the Options as stated above in the Grant Notice have been granted under the trustee scheme Plan, in the capital gains route and in accordance with the provisions of Section 102 of the Tax Ordinance – 1961 and the regulations, rules and instruction decrees as are currently existing and as shall be legislated / or amended in the future (hereinafter respectively: the "Ordinance", "Section 102" and the "Rules").

NOW, THEREFORE, it is hereby agreed and stipulated between the parties as follows:

1.	The Grant of the Options and their Exercise

In accordance with and subject to the provisions of the Plan, the Ordinance and the Rules, the Company hereby grant to the Trustee as shall be nominated by the Board of Directors of the Company (the "Trustee"), in favor of the Grantee, the Options as are stated in the Grant Notice, each of which grants the Grantee the right to purchase one Ordinary Share par value NIS 0.01 each of the Company, against payment of their exercise purchase price as stated in the Grant Notice and subject to the other provisions as detailed in the Grant Notice, the Plan, this Agreement and the Trustee Agreement, as may be amended from time to time.

The Company may, at its absolute sole discretion, issue additional Grant Notices in favor of the Grantee, and such notices may include provisions according to which the terms of this Agreement shall also apply to such additional notices. Nothing in the above stated shall; compromise as a promise or as an intention of the Company to do so in the future.

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2.	Trust and Additional Provisions in accordance with Section 102 to the Ordinance

2.1.	If the Options are granted in the framework of the trustee scheme, then such options and the underlying shares to be issued following the exercise of the Options shall be held by the Trustee in accordance with the provisions as are set forth in the Ordinance and in the Trustee Agreement (a copy of the Trustee Agreement is attached hereto and constitutes an inseparable part of this Agreement), and in accordance with the instructions of the Company as may be provided from time to time.

The Grantee hereby agrees to the terms and provisions of the Trustee Agreement, including with respect to the sections regarding indemnification and waiver as set forth therein.

The execution of this Agreement by the Grantee constitutes as the acceptance on the part of the Grantee to the release of the Trustee of any liability with respect to any decision or action which is received or taken by the Trustee in good faith with respect to the Plan, the Options or the underlying shares to be issued upon their exercise.

2.2.	Without derogating from any of the provisions as set forth in the Ordinance, the following restrictions shall apply:

2.2.1.	In accordance with the terms set forth in Section 102 of the Ordinance, options granted under the trustee scheme plan shall be granted in the name of the Trustee and shall be held in trust by him for the benefit of the Grantee for a period of time commencing as of the date on which the Options were deposited in the hands of the Trustee, and ending at the earliest upon the termination of the restricted period as set forth in the Ordinance (the "Restricted Period"). During such Restricted Period, the Options and/or the underlying shares, as the case may be, shall not be exercised, sold, transferred, or be eligible for forfeiture or attachment, unless if and to the extent permitted by the Ordinance. It is hereby clarified that with respect to the Restricted Period as required by the Ordinance, it not relevant as to whether the Option is vested or unvested. Therefore, even in the event that Options are vested, the Restricted Period shall continue to apply.

2.2.2.	Following the end of the Restricted Period, the Trustee shall release the Options in to the hands of the Grantee following the request of the Grantee, and that being only after the entire demands made by the tax authorities in accordance with the Ordinance have been met (including with respect to the payment of any tax due), to the absolute soul satisfaction of the Trustee.

2.2.3.	During the Restricted Period, the entire rights which are to be received on behalf of the Options/underlying shares, including among others with respect to bonus shares, shall be deposited as well with the Trustee for the entire Restricted Period. The rules applying to the capital gains route and the provisions of Section 102 of the Ordinance shall also apply with respect to the above rights.

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3.	Exercise

A vested Option shall be exercisable in accordance with the terms and provisions as are set forth in the Plan. Including among others, the Grantee shall be required to execute an exercise notice and deliver such to the Company (and to the Trustee when such Options are held in trust). The form of the exercise notice and its contents shall be determined by the Committee from time to time and shall include among others additional representations and confirmations to be taken by the Grantee.

Along with the delivery of the exercise notice, and as a prior condition for such exercise, the Grantee must pay the exercise price, and to the extent requested by the Company pay separately any tax payment that may be due as required.

In addition and as prior condition for such exercise, the Grantee shall execute (upon the request of the Company) on a power of attorney, to such beneficial receiver as appointed by the Company, for the purpose of voting at general meetings, and for such period of time up until the first public offering of the Company.

Upon the exercise date or at any time thereafter the Company may cast a restriction with respect to any actions regarding the shares held by the Grantee for a period of up to 12 months following the initial public offering of the Company.

It is hereby clarified that following the date of the issuance of the Ordinary Shares, shall apply as to the Grantee and as to the underlying Shares the provisions of Companies Law, 5759 – 1999 and the provisions of the Articles of Association of the Company as shall be in effect upon such time, and including amongst others the provisions regarding the right of first refusal, bring along and the like.

4.	Adoption of Certain Provisions of the Plan

4.1.	Without derogating from the generality regarding the adoption of the entire provisions of the Plan as an inseparable part of this Agreement, the attention of the Grantee is hereby directed to the following sections detailed below, and thus being without derogating or reducing the effect of any of the other provisions as set forth in the Plan. The Grantee hereby represents that the Grantee has read, understood and agreed to the entire terms and provisions of the Plan, and including among other the sections set forth below:

4.1.1.	Chapter 9 including all of its underlying subsections, regarding the period and the exercise of the Options.

4.1.2.	Chapter 10 including all of its underlying subsections, regarding the consequence of termination of employment with respect to the rights granted to the Grantee with respect to the Options.

4.1.3.	Chapter 11 including all of its underlying subsections, with respect to adjustments. Including among others, the Grantee represents that the Grantee has read and understood the content of Section 11.2 regarding the adjustments to be made in the event of a merger.

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4.1.4.	Chapter 12 including all of its underlying subsections, regarding the restrictions and limitations as to the transfer and sale of the Options and the underlying shares.

5.	Representations of the Grantee

5.1.	The entire tax consequences and tax liabilities which shall arise with respect to the grant or exercise of each Option in accordance with this Agreement or from any form of payment with respect to the shares or the sale or the transfer of the shares or from any act or circumstance with respect thereto (whether performed by the Grantee or by the Company or by the Trustee), shall solely apply on the Grantee only. The Company and/or the Trustee shall deduct any of the taxes that shall apply in accordance with the provisions of the laws, the regulations and the rules that shall apply, including any required source tax withholding.

The Grantee agrees to indemnify the Company and/or the Trustee in the event that the Company or the Trustee are required to pay any amount as tax with respect to the grant of the Options, their exercise, the release of the Options or the underlying shares into the hands of the Grantee or the sale of the underlying shares; or in the event that it has come apparent that the Company or the Trustee did not withhold tax at source for any reason, and are required to pay such amount that were not withheld.

Unless otherwise determined by law, the Company shall not be required to accept the exercise of any of the Options by or in the name of the Grantee up until such time as all tax implications and obligations (to the extent applying) which may arise as a result of the exercise of the Options and/or the sale of the underlying shares and/or from any action related thereto are solved in such a form as shall be satisfactory to the Company (and upon the Trustee – in the event that the Options are granted in the trustee scheme) within reasonable terms.

5.2.	The Grantee confirms that the grant of the Options and/or their exercise and the issuance of the underlying shares with respect thereto in accordance with the terms of this Agreement, do not constitute as a part of the engagement terms of the Grantee with the Company; and specifically, and without derogating from the generality of the above, shall not be used as a basis for any deductions or social benefits or any other kind. Nothing regarding the grant of the Options or the dates in which they shall become vested shall serve as a promise on behalf of the Company as to the continued employment of the Grantee for any set period of time.

5.3.	The Company and/or its shareholders may resolve as to the public offering of their shares and/or as to the sale of all or a majority of its shares or all or a majority of its assets. The Grantee hereby confirms that the Grantee shall not object to any of the abovementioned actions (or identical action), and that in the event that such aforementioned action shall also require the consent of holders of shares/options to the provisions as shall be set forth by the underwrites / buyers – the Grantee shall execute such required consent letter. It is hereby clarified that in the event that any portion of the shares of the Company shall be offered to the public, the Company is not obligated to register the underlying shares held by the Grantee.

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5.4.	In addition thereto the Grantee confirms that the Company, its officers and any person acting on its behalf are not responsible and do not guarantee that the Options and the underlying shares to be issued upon the exercise of the Options shall have any commercial value whatsoever or that they shall be Commerciale, and the Grantee further acknowledges that Options are granted without any promise on behalf of the Company or any other person on its behalf as to the future success of the Company, if at all.

5.5.	It is further clarified that the entire confirmations and representations provided by the Grantee as are set forth in Sections 5.1 to 5.4 above serve as a prior condition to the grant of the Options and without such being made the Company would not have executed this Agreement with the Grantee.

6.	This Agreement replaces and annuls any prior agreement or understanding which have been made between the parties with respect to the issuance of shares and/or options and/or rights to purchase shares of the Company and the Grantee confirms that the Grantee shall not raise any claims, and the Grantee hereby waives any such claims, with respect to the existence of any prior agreement or understanding or other understandings regarding better terms than those that are stated in this Agreement and in the Grant Notice. Any change in the terms of this Agreement or any waiver of rights with respect thereto shall be applicable only if specifically done in writing and executed by the parties.

7.	This Agreement shall be binding upon the Grantee and any other party acting in the name, on behalf or instead of the Grantee.

And In Witness Hereof the Parties Have Set their Signature this Day __ Month _____ 2010

The Grantee	P.V. Nano Cell Ltd.

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